Exhibit 10.2

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT

THIS PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT (‘ this Agreement”) is made effective as of 7 March 2022 (“Effective Date”), by and between. Boca International Limited, a company organized under the laws of Hong Kong SAR. with its principal place of business at Unit 1809. Prosperity Place. 6 Shing Yip Street, Kwun Tong. Kowloon. Hong Kong (“Boca**) and Gene Company Limited, a corporation organized under the laws of Hong Kong SAR. with its principal place of business at Unit A, 8/F Shell Industrial Building, 12 Lee Chung Street, Chai Wan, Hong Kong (“GeneHK”).

WHEREAS, Boca - an Environmental Energy Saving Specialist is engaged in the business of developing, manufacturing, marketing and selling its patented BocaPCM TES PANEL products;

WHEREAS, GeneHK wish to engage Boca to further develop and long term supply a range of Products according to GeneHK’s specification and requirement - sub-zero TES panel [“sub-zero** “Iceberg’*] “Product** to combine with its current product lines. The research & development project, supply of Product and the contemplated by this Agreement are solely for GeneHK on an exclusive basis throughout the Territory and Market Sectors set forth in EXHIBIT 1.6 and EXHIBIT 1.7.

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants contained herein, Boca and GeneHK hereby agree as follows:

ARTICLE 1 - DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings and definitions set forth below:

1.1	“Contract Period” is from 7 March 2022 to 6 March 2027.
1.2	“Boca Intellectual Property” shall mean all patents, copyrights, designs, drawings, trademarks, service marks, trade names, domain names, logos, trade designations and other proprietary rights, and all applications and registrations therefor, that pertain to Boca to enable fulfilling its obligation of this Agreement.
1.3	“Joint Intellectual Property” shall mean all inventions, improvements and discoveries which are made jointly by employee(s) of Boca and employee(s) of GeneHK in carrying out the Project during the validity of this Agreement; and unless proven otherwise, all inventions, improvements or discoveries created or made during Contract Period shall be deemed to be Joint Intellectual Property.
1.4	“Project” shall mean the research and supply project(s) described in Exhibit 1.4.
1.5	“Product” or “Products” means individually and/or collectively set forth in Exhibit 1.5 attached hereto. During the term of this Agreement GeneHK may. at its sole discretion, amend Exhibit specification and requirement.

1.6	“Territory” means the countries and/or geographic areas listed in Exhibit 1.6 attached hereto.
1.7	“Market Sectors” means the market sectors and/or industries listed in Exhibit 1.7 attached hereto.
1.8	“Warranty Period” means twenty-four (24) months from the date of end customer’s acceptance of Successful the Product.
1.9	“Successful End Product’ means Products reach or exceed the pre-agreed requirement as set forth in Exhibit 1.4 and Exhibit 1.5 and pass all necessary tests or evaluation by GeneHK.
1.10	“Prices” means the selling price of Successful End Product from Boca to Gene HK set forth in Exhibit 1.8

ARTICLE 2 - RESEARCH WORK

GeneHK and Boca shall use their best endeavors to perform the Project in accordance with the terms and conditions of this Agreement.

Boca shall develop and produce Products that fulfill GeneHK’s requirement as set forth in Exhibit 1.4. All defected Product shall be replaced by Boca free of charge during the Warranty Period.

ARTICLE 3 - REPORTS

3.1 Boca shall provide to GeneHK on going written reports periodically (no less than once a month) during the Contract Period concerning the progress on development of any prototype, samples or Products.

3.2 GeneHK shall provide to Boca on going test and evaluation reports during the development stage of any prototype, samples or Products.

3.3 Both parties shall use their best endeavors to resolve any difference that may arise in relation to the Project.

ARTICLE 4 - COSTS, BILLINGS, AND OTHER SUPPORT

4.1 GeneHK shall pay 50% deposit upon each purchase order and balance to be paid within thirty (30) days of receipt of monthly invoices, any pre-agreed actual charges incurred by the Boca.

4.2 GeneHK shall be deemed the sole owner of any equipment, tools or goods purchased and provided by GeneHK under this Agreement.

4.3 Boca agrees to GeneHK offsetting any pre-agreed expenses or purchases prior to any payment to Boca.

ARTICLE 5 - PUBLICITY

Neither party shall make any public announcement or statement relating to the Project without the written consent of the other party.

ARTICLE 6 - INTELLECTUAL PROPERTY

6.1 All rights and title to Boca Intellectual Property used for the Project shall belong to the Boca and shall be subject to the terms and conditions of this Agreement.

6.2 All rights and title to inventions, improvements and discoveries, whether or not patentable or copyrightable, created during the Contract Period shall be jointly owned by GeneHK and Boca, and referred to as Joint Intellectual Property.

6.3 GeneHK and Boca agree to equally pay all costs incurred in connection with the preparation, filing, prosecution, and maintenance of patent applications covering Joint Intellectual Property.

6.4 Boca shall be responsible for. and liable to each employee-inventor regarding, its employee inventor’s reward relating to the benefits of any Joint Intellectual Property. Boca shall indemnify GeneHK for any such claim by any of Boca’s employees.

ARTICLE 7 - GRANT OF RIGHTS

7.1 Boca hereby grants GeneHK a royalty-free, perpetual, non-exclusive license to use Boca Intellectual Property in order for GeneHK to be able to commercially exploit the Project.

7.2 Boca agrees to NOT directly or indirectly market, sell, or supply Product to any customers who intend to sell or to modify, alter, derivatize or manipulate Product in any way for re-sale or use within the Territory and or Market Sectors set forth in EXHIBIT 1.6 and EXHIBIT 1.7, unless as otherwise approved and agreed upon by GeneHK in writing.

7.3 With respect to any patent granted in respect of any Joint Intellectual Property. Boca shall consult and seek GeneHK’s consent in writing before granting license over the Joint Intellectual Property. The GeneHK’s written consent shall include, but not limited to, exclusivity, royalty, period and other terms and conditions, and shall not be unreasonably withheld.

7.4 GeneHK may commercially exploit Joint Intellectual Property solely or together with any third party or grant license to any third party.

ARTICLE 8 - TERM AND TERMINATION

8.1 This Agreement is effective on the date of this Agreement and continues to be effective until 6 March 2027. unless earlier terminated.

8.2 This Agreement may not be terminated by either Party during the Contract Period unless a mutual written agreement being executed by Both Parties.

8.3 If a party commits any breach of or default in any of the terms or conditions of this Agreement and fails to remedy such default or breach within thirty (301 days after receipt of a written notice thereof from the other party, the other party may. at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending a written notice of termination to the party in breach or default.

8.4 No termination of this Agreement, however effected, shall discharge the parties from their rights and obligations accrued prior to such termination or expiration of this Agreement.

ARTICLE 9 - INDEPENDENT CONTRACTOR

9.1 Boca shall be deemed to be and shall be an independent contractor and as such Boca shall not be entitled to any benefits applicable to employees of GeneHK.

9.2 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other bind that party into any contract, warranty, commitment or obligation.

ARTICLE 10 - GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement shall be governed by and construed in accordance with the substantive laws of the Hong Kong Special Administrative Region (“Hong Kong”) without regard to the conflicts of law provisions thereof.

10.2 Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law’ of this arbitration clause shall be Hong Kong law; The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

10.3 Force Majeure. Neither party shall be liable to the other party for any failure to perform or delay in the performance of any obligation hereunder, other than obligation to make timely payments to the other Party, when such failure to perform or delay in performance is caused by an event of force majeure: provided, however, that the party whose performance is prevented or delayed by such event of force majeure shall give prompt notice thereof to the other party. For purposes of this section, the term force majeure shall include war. rebellion, civil disturbance, pandemic, earthquake, fire, flood, strike, lockout, labor unrest, acts of governmental authorities, shortage of material, acts of God. acts of the public enemy and. in general, any other causes or conditions beyond the reasonable control of the parties. If any event of force majeure continues for more than ninety (90) calendar days, either party may terminate this Agreement upon written notice to the other party.

ARTICLE 11 - ASSIGNMENT

No party may assign or otherwise transfer its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise (including, without limitation, by way of asset or stock acquisition, merger or consolidation), without the prior written consent of the other party. Any attempted assignment or delegation without the other party’s written consent will be null and void.

ARTICLE 12 - CONFIDENTIALITY

12.1 Both Parties agree to use the proprietary reports, information and data acquired from the other Party and identified as such at the time of disclosure (“Confidential Information”) only to perform its services under this Agreement and not to disclose to any third party any such Confidential Information during and for a period of five (5) years from the date of disclosure.

12.2 The obligation to protect Confidential Information shall not apply to any information that:

(1) is already in the possession of a Party prior to disclosure to it;

(2) is independently developed by a Party;

(3) becomes publicly available other than through breach of this provision;

(4) is received by a Party from a third party with authorization to make such disclosure;

(5) is released with the other Party’s written consent: or

(6) is required to be released by law or court order.

ARTICLE 13-NOTICES

Notices hereunder shall be deemed made if given by email, courier, registered or certified envelope, postage prepaid, and addressed to the recipient party at the address given below, or such other address as may hereafter be designated by notice in writing:

If to: Boca International Limited	If to: Gene Company Limited
Unit 1809, Prosperity Place,	Unit A, 8/F Shell Industrial Building,
6 Shing Yip Street, Kwun Tong, Kowloon,	12 Lee Chung Street, Chai Wan,
Hong Kong.	Hong Kong.
Att: Dr. Richard Chan (C/o Nike Siu	Att: Dr T. Cheung (C/o Alex Xiang)
Email: dr.richardchan@gmail.com	Email: ctgene@netvigator.com

ARTICLE 14 - SURVIVAL

Expiration or termination of this Agreement shall not relieve either contractual party from any liability that, at the time of such expiration or termination, has already accrued to the other Party. The provisions of the following Sections shall survive the termination of this Agreement for any reason: Articles 4. 5, 6. 7. 9. 12 and 13.

ARTICLE 15 -AMENDMENT AND MODIFICATION

No amendment to or modification of or rescission, termination or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination or discharge of this Agreement and signed by an authorized Representative of each Party.

ARTICLE 16 -GOVERNING LANGUAGE

This Agreement has been prepared and executed in the English language. No authorized translation has been prepared or executed. In the event that any translation is prepared, the English language version of this Agreement shall govern..

This Agreement is executed voluntarily by each of the Parties without any duress or undue influence on the part, or on behalf, of any of them. The Parties represent and warrant to each other that they have read and fully understand each of the provisions of this Agreement and have relied on the advice and representation of competent legal counsel of their own choosing.

For and on behalf of		For and on behalf of
Boca International Limited		Gene Company Limited
“Boca”		“GeneHK”

Authorized Signature		Authorized Signature
Name:	Dr. Richard Chan	Name:	Dr. Cheung To
Title:	Managing Director	Title:	Director
Date:	7th March 2022	Date:	7th March 2022

EXHIBIT 1.4

PROJECT

1. Project ULT Transportation Boxes (超低温冷链运输箱的研发和生产)

Develop and Manufacture of Ultra-low Temperature Transportation Boxes.

2. Project ULT Freezer TempBackUp (低溫/超低温冰箱断电保护项目的研发和生产)

To protect samples stored in low/Ultra-low temperature refrigerator when power off.

EXHIBIT 1.5

PRODUCT

Product Specifications: To be agreed by both Parties

EXHIBIT 1.6

TERRITORY

Exclusive	: P. R. China including Hong Kong SAR, Macao SAR and Taiwan.

Non-exclusive	: Rest of the World

Exhibit 1.7

Sub-Zero Market Sectors and Applications:

Exclusive:	Non Exclusive:
● Scientific Research	● All other sectors or applications.
● Medical;
● Diagnostic;
● Pharmaceutical:
● Clinical;
● Life Sciences;
● Biotechnology;

Exhibit 1.8

Prices

HKS Three Hundred (300-) per piece of Products before bulk discount.

Marketing List Price of BocaPCM-TES-Panels V38 system with BocaPCM, 160 panels/cu.m., to be delivered within year of 2022:		HK$	300.00	/pc. Ex-factory, excluding TAX & delivery.
BocaPCM Type: E-50 (-50°C)	TES Capacity Per Panel:	1,077kJ (Latent), 16.2kJ/K (Specific)
Quantity (pcs.) per order	Bulk Quantity Supply Discount % for Dealer
>1,000	10
>2,000	15
>4,000	20
>16,000	25
>32,000	30
>64,000	to be agreed
Prepared by Dr. Richard Chan (Mar 2022)